Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:	F. Brad Denardo, Chairman, President & CEO	David K. Skeens, Treasurer & CFO
	(540) 951-6213 bdenardo@nbbank.com	(540) 951-6347 dskeens@nbbank.com

National Bankshares, Inc. Reports 2021 Earnings

BLACKSBURG, VA., February 3, 2022 -- National Bankshares, Inc. (NASDAQ: NKSH), parent company of The National Bank of Blacksburg, today announced its results of operations for the quarter and year ended December 31, 2021. The Company reported net income of $20.38 million, or $3.28 per common share, for the year ended December 31, 2021. This compares to net income of $16.08 million, or $2.48 per common share, for the year ended December 31, 2020. National Bankshares, Inc. ended 2021 with total assets of $1.70 billion.

President and Chief Executive Officer F. Brad Denardo commented, “Our Company posted strong results for 2021, with net income up nearly 27% compared to 2020. The lowered cost of interest paid on our deposit base, along with a reversal of some of the loan loss provisions made during the height of the pandemic, were key drivers of increased income. Increased fee and noninterest income also contributed to earnings, with steady loan growth and gains in efficiency highlighting the fundamental strength of our business model.”

Mr. Denardo added, “As we move into a new year, National Bankshares remains well-positioned to serve the financial needs of our customers and communities while offering a solid return on shareholder investment.”

Highlights for the Year Ended December 31, 2021

Paycheck Protection Program Loans

-	Most of the Company’s $83.02 million in PPP loans have been repaid, with only $1.05 million remaining on the balance sheet.
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For the year ended December 31, 2021, contractual interest earned on PPP loans totaled $267 thousand, while net fees recognized totaled $2.44 million. For the year ended December 31, 2020, contractual interest earned on PPP loans totaled $387 thousand and net fees recognized totaled $1.37 million.

Income Statement

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Net income of $20.38 million for the year ended December 31, 2021 benefitted from the reversal of a portion of previous loan loss provisions. For the year ended December 31, 2021, the Company recovered $398 thousand, compared with a provision expense of $1.99 million for the year ended December 31, 2020.

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The return on average assets and the return on average equity for the year ended December 31, 2021, were 1.26% and 10.59% respectively, improved from 1.15% and 8.21% respectively, for the year ended December 31, 2020.

-	The cost of interest-bearing liabilities decreased from 0.62% for the year ended December 31, 2020 to 0.28% for the year ended December 31, 2021.
-

The Company experienced high levels of calls on securities and loan refinance activity that resulted in a decrease in the yield on earning assets(1) to 3.01% for the year ended December 31, 2021, from 3.42% for the year ended December 31, 2020.

-	Our net interest margin(1) for the year ended December 31, 2021 was 2.81%, down from 2.98% for the year ended December 31, 2020.
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Fees and interest income from PPP loans increased our net interest margin. For the year ended December 31, 2021, PPP loans increased average loans by $25.60 million and added $2.71 million in interest and fee income. For the year ended December 31, 2020, PPP loans increased average loans by $36.88 million and added $1.75 million in interest and fee income. If PPP loans are excluded, the net interest margin would have been 2.63% for the year ended December 31, 2021 and 2.85% for the year ended December 31, 2020.

101 Hubbard Street / Blacksburg, Virginia 24060

P.O. Box 90002 / Blacksburg, Virginia 24062-9002

540 951-6300 / 800 552-4123

www.nationalbankshares.com

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Total noninterest income for the year ended December 31, 2021 increased $482 thousand, or 6.07%, when compared to the year ended December 31, 2020. Higher noninterest income was driven by increased credit and debit card fees and Trust income.

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Noninterest expense increased $1.11 million, or 4.45%, when the year ended December 31, 2021 is compared with the year ended December 31, 2020. Contributing to the increase were higher pension expense and a return to normal FDIC insurance expense. FDIC insurance expense benefitted in 2020 from credits provided by the FDIC.

Balance Sheet

-	Total assets increased by $182.50 million, or 12.01%, from $1.52 billion at December 31, 2020 to $1.70 billion at December 31, 2021.
-	Total deposits increased by $197.44 million, or 15.22%, to $1.49 billion, in part due to government stimulus funds received by depositors, especially municipal accounts.
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Gross loans outstanding were $803.73 million at December 31, 2021, an increase of $33.70 million from December 31, 2020. PPP loans decreased $35.81 million from December 31, 2020 to December 31, 2021, while non-PPP loans grew $69.51 million, or 9.48%.

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Total stockholders’ equity at December 31, 2021 was $191.75 million. The Company’s capital position provides a source of great strength and continues to significantly exceed all regulatory capital guidelines.

Other Notable Information

-	The Company repurchased 33,021 shares in the 4th quarter of 2021. Shares repurchased for the year ended December 31, 2021 total 368,083 shares.
-	Nonperforming loans as a percentage of total loans were 0.36% at December 31, 2021, down from 0.48% at December 31, 2020.
-	The efficiency ratio(1) was 51.34% for the year ended December 31, 2021, an improvement over 53.49% for the year ended December 31, 2020.
-	The allowance for loan losses to total loans was 0.96% at December 31, 2021, down from 1.10% at December 31, 2020.
-	The Company’s net charge offs for the year ended December 31, 2021 were $409 thousand, compared with net charge offs of $373 thousand for the year ended December 31, 2020.
-	The book value per common share as of December 31, 2021 was $31.62, compared with $31.19 as of December 31, 2020.

(1)Non-GAAP Financial Measures

In addition to financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP financial measures that provide useful information for financial and operational decision making, evaluating trends, and comparing financial results to other financial institutions. The non-GAAP financial measures presented in this document include the efficiency ratio and the net interest margin, which is presented on a fully taxable-equivalent (“FTE”) basis. Efficiency ratio is calculated as noninterest expense, less non-recurring items, divided by the sum of noninterest income and net interest income on an FTE basis. FTE basis is calculated using the federal statutory income tax rate of 21%. The Company believes certain non-GAAP financial measures enhance the understanding of its business and performance. Non-GAAP financial measures are supplemental and not a substitute for, or more important than, financial measures prepared in accordance with GAAP and may not be comparable to those reported by other financial institutions.

About National Bankshares

National Bankshares, Inc., headquartered in Blacksburg, Virginia, is the parent company of The National Bank of Blacksburg, which does business as National Bank, and of National Bankshares Financial Services, Inc.  National Bank is a community bank operating from 24 full-service offices and one loan production office throughout Southwest Virginia. National Bankshares Financial Services, Inc. is an investment and insurance subsidiary in the same trade area.  The Company’s stock is traded on the NASDAQ Capital Market under the symbol “NKSH.” Additional information is available at www.nationalbankshares.com.

Forward-Looking Statements

Certain statements in this press release may be “forward-looking statements.” Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about future events or results that are not statements of historical fact and that involve significant risks and uncertainties. Although the Company believes that its expectations with regard to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual Company results will not differ materially from any future results implied by the forward-looking statements. Actual results may be materially different from past or anticipated results because of many factors, some of which may include changes in economic conditions, the interest rate environment, legislative and regulatory requirements, new products, competition, changes in the stock and bond markets, and technology. The Company does not update any forward-looking statements that it may make.

National Bankshares, Inc.

Consolidated Balance Sheets

(Unaudited)

($ in thousands, except for share and per share data)	December 31, 2021	December 31, 2020
Assets
Cash and due from banks	$8,768	$13,147
Interest-bearing deposits	130,021	120,725
Securities available for sale, at fair value	686,080	546,742
Restricted stock	845	1,279
Total securities	686,925	548,021
Mortgage loans held for sale	615	866
Loans:
Loans, net of unearned income and deferred fees and costs	803,248	768,799
Less: allowance for loan losses	(7,674)	(8,481)
Loans, net	795,574	760,318
Premises and equipment, net	9,722	10,035
Accrued interest receivable	5,104	5,028
Other real estate owned, net	957	1,553
Intangible assets and goodwill	5,848	5,848
Bank-owned life insurance	42,354	36,444
Other assets	16,287	17,688
Total assets	$1,702,175	$1,519,673

Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$317,430	$276,793
Interest-bearing demand deposits	890,124	763,293
Savings deposits	208,065	167,475
Time deposits	78,968	89,582
Total deposits	1,494,587	1,297,143
Accrued interest payable	48	56
Other liabilities	15,789	21,867
Total liabilities	1,510,424	1,319,066

Stockholders' Equity
Preferred stock, no par value, 5,000,000 shares authorized; none issued and outstanding	---	---
Common stock of $1.25 par value. Authorized 10,000,000 shares; issued and outstanding 6,063,937 shares at December 31, 2021 and 6,432,020 shares at December 31, 2020	7,580	8,040
Retained earnings	188,229	189,547
Accumulated other comprehensive loss, net	(4,058)	3,020
Total stockholders' equity	191,751	200,607
Total liabilities and stockholders' equity	$1,702,175	$1,519,673

National Bankshares, Inc.

Consolidated Statements of Income

(Unaudited)

	Three Months Ended		Twelve Months Ended
($ in thousands, except for share and per share data)	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Interest Income
Interest and fees on loans	$8,819	$9,032	$34,923	$34,523
Interest on federal funds	---	---	---	---
Interest on interest-bearing deposits	47	28	170	276
Interest on securities - taxable	2,224	1,592	7,960	7,383
Interest on securities - nontaxable	462	510	1,934	1,826
Total interest income	11,552	11,162	44,987	44,008
Interest Expense
Interest on time deposits	44	188	267	1,664
Interest on other deposits	646	835	2,831	4,173
Total interest expense	690	1,023	3,098	5,837
Net interest income	10,862	10,139	41,889	38,171
Provision for (recovery of) loan losses	(60)	6	(398)	1,991
Net interest income after provision for (recovery of) loan losses	10,922	10,133	42,287	36,180
Noninterest Income
Service charges on deposit accounts	557	536	2,045	1,966
Other service charges and fees	45	49	179	162
Credit card fees	496	369	1,869	1,400
Trust income	510	418	1,792	1,662
Bank-owned life insurance	246	218	910	877
Other income	304	536	1,625	1,769
Realized securities gain, net	1	12	6	108
Total noninterest income	2,159	2,138	8,426	7,944
Noninterest Expense
Salaries and employee benefits	3,980	3,792	15,747	14,674
Occupancy and furniture and fixtures	464	435	1,842	1,795
Data processing and ATM	747	692	3,039	3,088
FDIC assessment	126	71	422	198
Net cost of other real estate owned	2	3	51	39
Franchise taxes	366	331	1,425	1,340
Other operating expenses	1,045	982	3,554	3,836
Total noninterest expense	6,730	6,306	26,080	24,970
Income before income tax expense	6,351	5,965	24,633	19,154
Income tax expense	1,100	1,017	4,251	3,077
Net Income	$5,251	$4,948	$20,382	$16,077
Basic net income per share	$0.86	$0.77	$3.28	$2.48
Fully diluted net income per share	$0.86	$0.77	$3.28	$2.48
Weighted average number of common shares outstanding
Basic	6,079,758	6,464,338	6,209,929	6,483,230
Diluted	6,079,758	6,464,338	6,209,929	6,483,230
Dividends declared per share	$0.74	$0.72	$1.44	$1.39
Dividend payout ratio	---	---	43.20%	55.98%
Book value per share	$31.62	$31.19	$31.62	$31.19

National Bankshares, Inc.

Consolidated Statements of Comprehensive Income

(Unaudited)

	Three Months Ended
($ in thousands)	December 31, 2021	December 31, 2020
Net income	$5,251	$4,948

Other Comprehensive Income (Loss), Net of Tax
Unrealized holding gain (loss) on available for sale securities net of tax of ($486) for the period ended December 31, 2021 and $375 for the period ended December 31, 2020	(1,831)	1,413
Reclassification adjustment for gain included in net income, net of tax of ($3) for the period ended December 31, 2020	(1)	(9)
Net pension gain (loss) arising during the period, net of taxes of $862 for the period ended December 31, 2021 and ($393) for the period ended December 31, 2020	3,244	(1,478)
Less amortization of prior service cost included in net periodic pension cost, net of tax of ($2) for the period ended December 31, 2021 and ($23) for the period ended December 31, 2020	(9)	(87)
Other comprehensive income (loss), net of tax	$1,403	$(161)
Total Comprehensive Income	$6,654	$4,787

	Twelve Months Ended
($ in thousands)	December 31, 2021	December 31, 2020
Net income	$20,382	$16,077

Other Comprehensive Income (Loss), Net of Tax
Unrealized holding gain (loss) on available for sale securities net of tax of ($2,740) for the period ended December 31, 2021 and $3,502 for the period ended December 31, 2020	(10,308)	13,176
Reclassification adjustment for gain included in net income, net of tax of ($1) for the period ended December 31, 2021 and ($23) for the period ended December 30, 2020	(5)	(85)
Net pension gain (loss) arising during the period, net of taxes of $862 for the period ended December 31, 2021 and ($393) for the period ended December 31, 2020	3,244	(1,478)
Less amortization of prior service cost included in net periodic pension cost, net of tax of ($2)for the period ended December 31, 2021 and ($23) for the period ended December 31, 2020	(9)	(87)
Other comprehensive income (loss), net of tax	$(7,078)	$11,526
Total Comprehensive Income	$13,304	$27,603

National Bankshares, Inc.

Key Ratios and Other Data

(Unaudited)

	Three Months Ended		Twelve Months Ended
($ in thousands)	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Average Balances
Cash and due from banks	$12,318	$11,743	$11,875	$11,358
Interest-bearing deposits	123,019	103,511	133,020	81,639
Securities available for sale	666,137	514,328	611,696	473,669
Restricted stock	845	1,279	940	1,265
Mortgage loans held for sale	769	2,334	650	1,426
Gross Loans	791,231	780,439	788,628	768,938
Loans, net	782,692	771,201	778,920	760,641
Intangible assets	5,848	5,848	5,848	5,848
Total assets	1,668,883	1,477,384	1,618,642	1,403,671
Total deposits	1,457,621	1,256,873	1,405,723	1,188,572
Stockholders' equity	190,648	201,271	192,545	195,768
Interest-earning assets	1,575,852	1,386,835	1,525,651	1,316,284
Interest-bearing liabilities	1,131,552	979,370	1,088,747	940,180

Financial Ratios
Return on average assets(1)	1.24%	1.33%	1.26%	1.15%
Return on average equity(1)	10.85%	9.77%	10.59%	8.21%
Net interest margin	2.79%	2.98%	2.81%	2.98%
Net interest income-fully taxable equivalent	$11,099	$10,387	$42,850	$39,179
Efficiency ratio(2)	50.77%	50.40%	51.34%	53.49%
Average equity to average assets	11.42%	13.62%	11.90%	13.95%

Allowance for Loan Losses
Beginning balance	$7,698	$8,428	$8,481	$6,863
Provision for (recovery of) losses	(60)	6	(398)	1,991
Charge-offs	(65)	(81)	(755)	(720)
Recoveries	101	128	346	347
Ending balance	$7,674	$8,481	$7,674	$8,481

(1)    Return on average assets and return on average equity are calculated by annualizing net income to date.

(2)    Efficiency ratio is calculated as noninterest expense, less non-recurring items, divided by the sum of noninterest income and net interest income on a fully taxable equivalent basis.

National Bankshares, Inc.

Asset Quality Data

(Unaudited)

($ in thousands)	December 31, 2021	December 31, 2020
Nonperforming Assets
Nonaccrual loans	$-	$846
Nonaccrual restructured loans	2,873	2,839
Total nonperforming loans	2,873	3,685
Other real estate owned	$957	$1,553
Total nonperforming assets	$3,830	$5,238
Accruing restructured loans	$3,005	$1,410
Accruing loans 90 days or more past due	$90	$17

Asset Quality Ratios
Nonperforming assets to loans net of unearned income and deferred fees, plus other real estate owned	0.48%	0.68%
Allowance for loans losses to total loans	0.96%	1.10%
Allowance for loan losses to nonperforming loans	267.11%	230.15%
Loans past due 90 days or more to loans net of unearned income and deferred fees	0.01%	0.00%